“Exhibit 99.2”

99¢ ONLY STORES® Announces Director Resignations

City of Commerce, California October 8, 2008 – 99¢ Only Stores® (NYSE: NDN) (the “Company”) announced that Jennifer Holden Dunbar had resigned from the Company’s Board of Directors.  Ms. Dunbar had been a member of the Company’s Board of Directors since August 2006.  In order to satisfy the New York Stock Exchange requirement for a  majority of independent directors, Howard Gold, son of the Company’s founder Dave Gold and an executive officer of the Company, who is deemed a non-independent director, also resigned from the Board.

The Company’s CEO, Eric Schiffer, said, “Jennifer has been a valuable member of 99¢ Only Stores Board, and we wish her well with her endeavors. Her board experience provided important insights and made valuable contributions to the Company during our recent financial and strategic changes."

About 99¢ Only Stores®
Founded over 25 years ago, 99¢ Only Stores® operates 279 extreme value retail stores with 195 in California, 48 in Texas, 24 in Arizona and 12 in Nevada. 99¢ Only Stores® emphasizes quality name-brand consumables, priced at an excellent value, in convenient, attractively merchandised stores. The Company’s New York Stock Exchange symbol is NDN.

Contact:
99¢ Only Stores
Rob Kautz
EVP & CFO
323-881-1293